Exhibit 10.26

PROCESS DEVELOPMENT AGREEMENT

ACCORDION PILL™ CARBIDOPA LEVODOPA

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article I Definitions		5
General		5
1.01	“ACCORDION PILL”	5
1.02	“ACCORDION PILL PRODUCTION LINE”	5
1.03	“ACTIVE PHARMACEUTICAL INGREDIENT/ API”	5
1.04	“Affiliate”	6
1.05	“Agreement”	6
1.06	“BUSINESS DAY”	6
1.07	“Clinical Samples”	6
1.08	“CMC Part”	6
1.09	“Commercially Reasonable Efforts”	6
1.10	“COMPONENTS”	7
1.11	“Control”	7
1.12	“Defective Product”	7
1.13	“Development Activities”	7
1.14	“Development Plan”	7
1.18	“Manufacturing Agreement”	8
1.19	“Product”	8
1.20	“Project”	8
1.21	“Specifications”	9
Article II Cooperation; Scope of Work		9
Article III EQuipment		10
Article IV Contribution of LTS		13
4.01	LTS Contribution	13
4.02	Changes to the Development Plan and additional LTS activities	13
4.03	Estimated timelines and costs	13
4.04	LTS’ Support of Registration	14
4.05	Audit at LTS	15
4.06	QUALITY AGREEMENT	15
Article V Contributions of INTEC		15
5.01	API Supply	15
5.02	DATA TRANSFER	16
5.03	Evaluating Results	16
5.04	Clinical Trials	17
5.05	Registration of Products	17
Article VI TECHNICAL WORKING GROUP		17
Article VII Compensation		17
7.01	INTEC Funding of Development Activities	17
7.02	Payment Terms	18
7.03	Payment terms	19
7.04	Expenses	19
Article VIII Confidentiality		19
Article X Future Rights		21
Article XI Liability and Indemnification		21
11.01	Supply of Samples	21
11.02	Replacement	21
11.03	Product Liability	22
11.04	Volunteer Insurance	22
11.05	Acknowledgement	23
11.06	No Indirect, Punitive or Exemplary Damages	23
11.07	No warranty	23

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article XII Term and Termination		23
Article XIII Miscellaneous Provisions		26
13.01	No Waiver	26
13.02	ASSIGNMENT	26
13.03	Involvement of Third Parties by LTS	26
13.04	Involvement of Third Parties by INTEC	27
13.05	No Agency	27
13.06	Force Majeure	27
13.07	Choice of Law and Jurisdiction	28
13.08	No Jury Trial	28
13.09	Notices	28
13.10	Official Language	29
13.11	Severability	29
13.12	Amendment	29
13.13	Entire Agreement	29

ANNEX 1 Development Plan		32
ANNEX 2 LTS Equipment and Payment Schedule		33
ANNEX 3 Confidentiality Agreement May 13, 2016 as amended		34
ANNEX 4 Certificate of LTS Product Liability Insurance		35
ANNEX 5 API Specifications		36

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

PROCESS DEVELOPMENT AGREEMENT

THIS AGREEMENT, made and effective as of this 17thday of December, 2018 (“Effective Date”) by and between LTS LOHMANN Therapie-Systeme AG, company organized and existing under the laws of Germany, having its executive offices and principal place of business at Lohmannstraße 2, 56626 Andernach, Germany (hereinafter called “LTS”) and INTEC PHARMA Ltd., a corporation organized and existing under the laws of the State of Israel, having its executive offices and principal place of business at 12 Hartom Street, P.O. Box 45219, Jerusalem, Israel (hereinafter called “INTEC” and as further defined, below).

Individually referred to as a “Party” and jointly referred to as the “Parties”.

WITNESSETH

WHEREAS INTEC has developed or owns rights to a certain delivery technology called “Accordion Pill” which is based on patents under an exclusive license to INTEC and additional proprietary intellectual property and confidential know-how of INTEC;

WHEREAS LTS has expertise in the formulation and manufacturing process of transdermal therapeutic systems and oral thin films and the commercial manufacture of such formulations which is based on patents and additional proprietary intellectual property and confidential know-how of LTS;

WHEREAS, LTS and INTEC entered into a Term Sheet dated March 11, 2018 regarding scaling up of the manufacturing process for the Product using the Accordion Pill technology containing the ingredients Carbidopa/Levodopa (the “Term Sheet”);

WHEREAS, INTEC intends to distribute the Product by itself or through its licensees, successors or assigns as hereinafter defined;

WHEREAS, INTEC wishes LTS to perform the scale-up, process development and establishes the commercial manufacturing of the Product;

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the Parties agree as follows:

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article I Definitions

General

When used in this Agreement, each of the following terms shall have the meaning set forth in this Article I.

Wherever used in this Agreement

(a)	words of any gender include each other gender;

(b)	words using the singular or plural number also include the plural or singular number, respectively;

(c)	the terms “hereof”, “herein”, “hereunder”, “hereby” and derivative or similar words refer to this entire Agreement;

(d)	the terms “Article” or “Section” refer to the specified Article or Section of this Agreement;

(e)	The titles of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to the titles.

1.01	“ACCORDION PILL”

The term “Accordion Pill” shall mean a gastro-retentive oral drug delivery dosage form, comprising a multi-layered drug delivery system composed of a drug-containing polymeric matrix, the system is folded with multiple undulating pleats, and the folded system is within a capsule.

1.02	“ACCORDION PILL PRODUCTION LINE”

The term “Accordion Pill Production Line” shall mean [***]

1.03	“ACTIVE PHARMACEUTICAL INGREDIENT/ API”

“Active Pharmaceutical Ingredient” or “API” shall mean Carbidopa and Levodopa with specifications as set forth Annex 5 (“API Specifications”).

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.04	“Affiliate”

“Affiliate” shall mean any entity which controls, is controlled by, or is under common control with a Party. For purposes of this definition, a Party shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of such other entity (or other comparable ownership interest or voting power in an entity other than a corporation) or if it has management control of the other entity.

1.05	“Agreement”

“Agreement” shall mean this Process Development Agreement and the annexes thereto.

1.06	“BUSINESS DAY”

“Business Day” shall mean any day (other than Saturdays, Sundays and Public Holidays) on which LTS is opened for business in Andernach, Germany.

1.07	“Clinical Samples”

“Clinical Samples” shall mean samples and placebos of the Product supplied to INTEC for purposes of evaluation by INTEC in a clinical study.

1.08	“CMC Part”

“CMC Part” shall mean the Chemistry, Manufacturing and Controls part of regulatory submissions for the product (drug master file or equivalent in other territories).

1.09	“Commercially Reasonable Efforts”

“Commercially Reasonable Efforts” shall mean [***].

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.10	“COMPONENTS”

“Components” shall mean, collectively, all raw materials, excipients and materials required to manufacture and package for performing the Development Activities other than API.

1.11	“Control”

“Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property or other rights, shall mean rights sufficient to enable a person to grant another person ownership, access, a license or sublicense (as applicable) to such intellectual property or other rights, subject to any applicable terms and conditions, without

(a)	requiring the consent of third party or

(b)	violating the terms of an agreement with a third party.

1.12	“Defective Product”

“Defective Product” shall mean Product and/or Clinical Samples that do not comply with the Specifications or, in the case of Clinical Samples, not manufactured according to cGMP.

1.13	“Development Activities”

“Development Activities” shall mean the activities as set forth in the Development Plan or additional activities that the Parties may agree upon in connection with the development of the manufacturing process for the Product (including, but not limited to, qualification and validation of the manufacturing process).

1.14	“Development Plan”

“Development Plan” shall mean the plan, which is attached hereto as Annex 1 setting forth the activities to be performed hereunder and the prospective timelines for such activities starting with the execution of the Agreement.

1.14	“INTEC”

“INTEC” shall mean INTEC PHARMA, Ltd. and its Affiliates, successors and assigns.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.15	“INTEC TECHNOLOGY”

“Intec Technology” shall mean the delivery technology called “Accordion Pill” which is based on patents under an exclusive license to INTEC and additional proprietary Intellectual Property and confidential know-how of INTEC.

1.16	“INTELLECTUAL PROPERTY”

“Intellectual Property” shall mean any and all rights in and/or to (a) patents; (b) inventions, discoveries, utility models and improvements (whether or not capable of protection by patent or registration); (c) copyright and related rights; (d) design rights; (e) trademarks and service marks; (f) business or trade names, domain names; (g) database rights; (h) confidential information, know-how, trade secrets; and (i) other intellectual property rights; in each case whether registered or unregistered and including all applications (or rights to apply) for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

1.17	“LTS TECHNOLOGY”

“LTS Technology” shall mean LTS’ expertise in the formulation and manufacturing process of transdermal therapeutic systems and oral thin films and the commercial manufacture of such formulations which is based on patents and additional proprietary Intellectual Property and confidential know-how of LTS.

1.18	“Manufacturing Agreement”

“Manufacturing Agreement” shall mean the manufacturing and supply agreement to be negotiated between the Parties for the manufacture and supply of the Product as set forth in Article 2.02 of this Agreement.

1.19	“Product”

The term “Product” shall mean an Accordion Pill containing the API according to the Product properties set forth in the Specifications.

1.20	“Project”

“Project” shall mean cooperation of the Parties under this Agreement with the objective to perform the Development Activities.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.21	“Specifications”

“Specifications” shall mean the written specifications to be developed by the Parties for the raw materials of Product and for the manufacturing and quality control of the Product and/or Clinical Samples, including any and all additions and amendments to the same made in writing by the Parties during the course of the Project.

Article II Cooperation; Scope of Work

2.01	The Parties shall duly and exclusively cooperate during the course of the Project.

2.02	In case that the respective first regulatory market authorisation grants the market authorisation for the Product, the Parties agree that LTS shall exclusively manufacture the Product for INTEC and/or its licensees, successors or assigns for as long as the Parties’ relationship has not been terminated in accordance with the terms hereof or of the Manufacturing Agreement to be negotiated and entered into by the Parties (subject to the execution of the Manufacturing Agreement, and the standard termination provisions included therein) and INTEC and/or its licensees shall collaborate exclusively in the scaling-up of Product with LTS and LTS shall supply all of INTEC’s and/or its licensees requirements of Product.

2.03	LTS shall be responsible for the Development Activities. INTEC shall be responsible for all clinical trials and any other activities required for the registration and commercialization of the Product which are not part of the Development Activities.

2.04	All Development Activities are subject to the Parties providing the necessary manufacturing equipment as set forth in Article III, including but not limited to the Accordion Pill Production Line and LTS Equipment as set forth in Annex 2 attached hereto which may be amicably amended by the Parties from time to time based on the Project progress.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article III EQuipment

3.01	The Accordion Pill Production Line shall be owned by INTEC and placed in LTS’ facility during the entire term of the Agreement. In addition, LTS shall not [***] which is considered as Confidential Information (as defined in the CDA set forth in Annex 3), [***]. To the extent required, INTEC and LTS shall execute all necessary agreements and documents to in order to reflect INTEC’s ownership rights hereunder.

3.02	The Accordion Pill Production Line shall be operated and maintained by LTS as follows:

(a)	INTEC shall be responsible for and carry out the acceptance procedure with the supplier of the Accordion Pill Production Line upon the completion of its installation at LTS’ facility with assistance, as required, and prior consultation with LTS personnel. INTEC shall handle any warranty claims against the supplier of the Accordion Pill Production Line and shall be responsible for providing a working Accordion Pill Production Line to use for the Development Activities.

(b)	[***] during the term of the Agreement and shall be responsible for the proper operation and maintenance of the Accordion Pill Production Line in compliance with the manufacturer’s and INTEC’s specifications for the Accordion Pill Production Line.

(c)	For any maintenance and/or repair works - including, but not limited to, wear parts - on the Accordion Pill Production Line LTS believes to be necessary LTS shall be required to execute such work on behalf of INTEC including, but not limited to, the mandating of external service providers. Any costs incurred to such works shall be borne by LTS up to an [***]. Any additional costs for such works carried out by LTS or any third party on behalf of INTEC [***] shall be borne by INTEC subject to INTEC’s prior approval which shall not be unreasonably withheld.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(d)	LTS shall be entitled to make minor adjustments on the Accordion Pill Production Line at its own discretion that lead to an enhancement of performance and/or quality. LTS shall inform INTEC about any planned material improvement as soon as feasible and shall obtain INTEC’s approval prior to implementation which shall not be unreasonable withheld.

(e)	In case of emergency or any accident LTS shall be entitled to initiate any necessary actions on behalf of INTEC.

(f)	For any of the activities LTS carries out on behalf of INTEC under this Section 3.02 LTS shall only be liable for any damages resulting from such initiated actions, but LTS shall in no event be liable for any lost profits as set forth in Section 11.06.

3.03	LTS and INTEC shall make the actual investments into the necessary production equipment as set forth in Annex 2 (“LTS Equipment”) which may be amicably amended by the Parties from time to time based on the Project progress as follows:

(a)	INTEC shall bear the total investment sum incurred by LTS for the LTS Equipment (“Intec Share”) that is necessary according to the decision of the technical working group for and solely related to the Project.

(b)	LTS shall reimburse INTEC for the Intec Share by reducing the commercial Product price by [***] % [***] per unit until the total amount of the Intec Share is reimbursed. In the event that INTEC provides notice to LTS that INTEC has decided not to continue with the Project or with the commercialisation of the Product, LTS shall be entitled in its sole discretion to either (i) retain the LTS Equipment or parts thereof by reimbursing to INTEC the actually incurred Intec Share for the LTS Equipment or parts thereof minus LTS’ investment under the LTS Share above the first [***] of such investment, and in any event LTS may not take more than € 2 million (two million Euro) of deduction or (ii) transfer the LTS Equipment or parts thereof to INTEC at INTEC’s costs by INTEC reimbursing to LTS LTS’ investment under the LTS Share above the first [***] of such investment, and in any event in an amount not more than € 2 million (two million Euro) in total reimbursement by INTEC.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(c)	The LTS Equipment shall be owned by LTS and LTS shall be responsible for the maintenance, repair and improvements of the LTS Equipment.

(d)	In addition, LTS shall upgrade the space dedicated to INTEC’s Product manufacturing and maintaining that and its Andernach facility to GMP standard and to expand its facility in order to establish the production of the Product. Any necessary investments related to such upgrade shall be borne by LTS up to an amount [***] and any investment amount exceeding [***] (“LTS Share”). The amount of the actual gap in the LTS Share as set forth above, not to exceed € 1 million (one million Euro), shall be borne by INTEC and such contribution to the investment shall be due upon the announcement of the results of the phase III clinical study by INTEC or October 31, 2019 whatever occurs earlier. LTS shall be entitled to invoice the amount to INTEC with payment due within 30 (thirty) days of receipt of LTS’ invoice.

3.04	The LTS Equipment shall be purchased by LTS on behalf of INTEC on INTEC’s costs by LTS providing a purchase order to INTEC for INTEC’s approval which shall not be unreasonably withheld.

3.05	LTS shall invoice the costs for such purchases of equipment to INTEC in the first week of each month according to the payment schedule set forth in Annex 2 which may be amicably amended by the Parties from time to time based on the Project progress and according to the payment terms set forth in Section 7.02.

3.06	LTS shall solely use the LTS Equipment to manufacture the Product for INTEC hereunder until (a) the [***] of the launch date in the first country or (b) INTEC fails to place binding orders in the annual amount of [***] units commencing on the [***] anniversary of the commercial launch date, whichever occurs earlier. Upon occurrence of Section 3.06 (a) or (b) as set forth above LTS shall be entitled to use the LTS Equipment for any product other than Product, provided such use does not negatively impact INTEC’s production of Product. However, in case that Section 3.06 (b) occurs and the LTS Equipment has not been fully reimbursed by LTS according to Section 3.03 (b) the Parties shall discuss reasonable mechanism to allow INTEC to recoup the Intec Share.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article IV Contribution of LTS

4.01	LTS Contribution

LTS shall use its Commercially Reasonable Efforts to perform the Development Activities. LTS shall document the Development Activities. LTS shall purchase, qualify, test, inspect and approve all Components for the Development Activities at its costs.

4.02	Changes to the Development Plan and additional LTS activities

Any changes to the Development Plan, additional LTS activities or changes to such additional activities shall only become valid upon the prior written agreement of the Parties.

4.03	Estimated timelines and costs

LTS shall use its Commercially Reasonable Efforts to perform the Development Activities within the timelines set forth in the Development Plan. The assessment of employee-hours as set forth in the Development Plan is based on LTS’ best estimates and is subject to variance. LTS shall advise INTEC monthly on each Development Activity as listed in the Development Plan, the aggregate hours expended for the work performed in that month together with a forecast of hours to be expended in the following month including a forecast for the completion of each remaining Development Activity.  In the event LTS determines or forecasts that the employee-hours required to complete each  element of the Development Plan will exceed the amount as set forth in the Development Plan by more than [***], LTS shall provide a basis for the variance and INTEC shall have 10 (ten) Business days to challenge the variance costs. No response by INTEC to LTS’ provided variance shall be deemed as acceptance by INTEC thereof. In the event the Parties do not resolve the variance with two (2) months after LTS’ receipt of INTEC challenge, the Parties shall submit the variance to the Parties’ steering committee (to be established) for resolution.   Employee-hours charged by LTS under this Agreement shall not include time expended by [***] of the employees working on the Project.

In case of agreement of additional activities by the Parties, the foregoing shall also apply to these additional activities accordingly.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.04	LTS’ Support of Registration

LTS shall provide to INTEC in a timely manner the information required for preparing the CMC Part of INTEC’s regulatory filings for the Product in the USA and as contemplated in the Development Plan.

In the event INTEC wishes additional support from LTS for the registration of the Product any such activities shall be subject to the terms and conditions of this Agreement and a written agreement defining LTS’ compensation for such support.

Any man-hours resulting from such additional support shall not be taken into consideration for determining (according to Section 4.03) whether the employee-hours set forth in the Development Plan would be exceeded or not.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.05	Audit at LTS

LTS will permit an authorized representative of INTEC and/or its Affiliates upon written reasonable advance notice to conduct a quality audit at LTS’ facility at reasonable times under such conditions as LTS may reasonably require in order to protect the confidentiality of its own and its other customer’s proprietary and confidential information.

4.06	QUALITY AGREEMENT

The pharmaceutical aspects of the manufacturing of Clinical Samples and the division of responsibilities between the Parties in relation to the manufacturing and release of the Clinical Samples, including but not limited to the obligations of each Party with respect to the raw materials, shall be regulated in a separate quality agreement (“Quality Agreement”) between the Parties.

Article V Contributions of INTEC

5.01	API Supply

INTEC shall deliver or have delivered to [***] such quantities of API at such times as LTS reasonably requests for the Development Activities at no cost for LTS. All API supplied hereunder shall be utilized by LTS solely for conducting the Development Activities and any unused quantities shall be either returned to INTEC or destroyed at INTEC’s cost and risk subject to INTEC’s sole discretion.

(a)	INTEC’s Compliance with API Specifications

INTEC represents and warrants that API delivered under this Agreement conforms to the API Specifications as set forth in Annex 5 and that it has been manufactured according to cGMP and all other applicable statutes, laws and regulations and is suitable and ready to be used for the Development Activities or the manufacture of Clinical Samples. Upon the successful transfer and validation of the methods LTS shall [***] all such API supplies intended for GMP-use according to the API Specifications set forth in Annex 5. In case that the API does not conform with the API Specifications INTEC shall promptly replace and deliver the necessary quantities of API to LTS. LTS shall bear the liability for conducting such testing of the API solely in the event of LTS’ willful misconduct and/or gross negligence. LTS shall bear the costs of replacement of such wrongly tested API used for Development Activities. In any case, LTS shall bear the expenses for investigating the root cause; all other liability shall be excluded.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(b)	Audit at Supplier of API

If it is required by law, INTEC shall enable authorized representatives of LTS and/or its Affiliates upon written reasonable advance notice to inspect at reasonable times the manufacturing process and storage of the API supplies, under such conditions as INTEC or any supplier of the API may reasonably require in order to protect the confidentiality of its and its other customer’s proprietary and confidential information.

(c)	During the course of the execution of this Agreement, INTEC and LTS shall cooperate on the execution of an analytical methods transfer for those analytical methods required for the testing and release of incoming API so that LTS may assume responsibility for API testing and release upon the implementation of the Manufacturing Agreement.

5.02	DATA TRANSFER

INTEC shall transfer to LTS all technical documents, data, know-how and other information necessary to scale-up and establish the manufacturing process to qualify, test manufacture and supply the Product to INTEC (including the Product formulation, Specification, analytical methods and manufacturing instructions) and make available to LTS INTEC’s qualified personnel for both on-site and off-site support of the scale-up at LTS’ facility with respect to qualification and validation and Product manufacturing. All data obtained by both parties during the development at LTS shall be shared with both parties according to the Development Plan.

5.03	Evaluating Results

INTEC shall duly evaluate the results in order to promote the Project.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

5.04	Clinical Trials

INTEC shall be responsible for planning and conducting all clinical trials of the Product. INTEC shall be the sole owner of all clinical data and all results of the clinical trials. INTEC agrees to share the top line results with LTS of any relevant clinical trials relating to the Product.

5.05	Registration of Products

INTEC shall (i) be responsible for preparing the applicable regulatory documents and filings for registration and approval of Product, (ii) use only such documents created by LTS under the Development Activities approved for such filing purpose and (iii) inform LTS of such filing and/or approvals in due time.

Article VI TECHNICAL WORKING GROUP

6.01	Both parties have established a joint technical working group with named representatives (project leaders) to discuss adjusting the Development Activities and Development Plan, and determine and follow-up regulatory, analytical and process related needs (e.g. for IND, NDA purposes). In case additional development activities not included in the Development Plan are requested, such activities shall be agreed upon in writing by the joint technical working group regarding related costs and time-frame

Article VII Compensation

7.01	INTEC Funding of Development Activities

INTEC shall compensate LTS for all employee-hours, actually incurred by LTS during its Development Activities spent in performing its tasks according to the Development Plan. The total budget (which includes all materials and labour) is attached hereto together with the Development Plan in Annex 1.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.02	Payment Terms

(a)	INTEC shall compensate LTS for its Development Activities, which shall include services performed by third parties for any Development Activity, under the Development Plan which shall not exceed the total budget referred to in the Development Plan in Annex 1 and any additional services by LTS as mutually agreed upon at the following rate:

[***]

LTS shall provide a monthly invoice setting forth the hours charged for LTS labor, materials and charges for third-party services including VAT if applicable for each Development Activity identified in the Development Plan in Annex 1.

[***]

(b)	LTS shall provide an invoice at the end of each month.

(c)	LTS will verify and document the time devoted by LTS’ employees to the Project, and will submit an accounting monthly to INTEC. LTS will allocate employee-hours and production machine time consistently with its historical allocation practice and will provide INTEC with a sufficiently detailed explanation of such practice, upon request, so as to allow an independent certified public accountant or chartered accountant reasonably acceptable to INTEC to audit same.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.03	Payment terms

(a)	Maturity

INTEC shall pay LTS the compensation provided for in Section 0 within [***] days upon receipt of the invoice from LTS. Payments shall be made in euro (€).

(b)	Overdue payments

Overdue payments shall accrue interest at the rate of [***] on the first Business Day that any payments becomes overdue, until made.

(c)	No Setoff

INTEC shall not be entitled to exercise any right of setoff, net-out or deduction, take any credit, or assert any other defense arising out of any transaction unless and until INTEC has obtained a final and non-appealable judgment against LTS in the amount asserted by INTEC.

7.04	Expenses

Each Party shall bear all of the expenses of its own participation or related to its contribution or the performance of its obligations under this Agreement unless provided for in this Agreement. In the event of unforeseen or extraordinary expenses LTS shall be entitled to request an equitable allocation.

Article VIII Confidentiality

8.01	The confidentiality agreement concluded between the Parties effective from May 13, 2016 (the “CDA”, attached hereto as Annex 3), shall govern the exchange of information pursuant hereto, it being clarified that INTEC’s Technology shall be deemed INTEC’s Confidential Information thereunder. The term of the confidentiality agreement is hereby amended such that it will continue throughout the term of this Agreement and the Parties’ obligations thereunder shall survive the termination hereof until 31 December 2029, provided however that expiration of such contractual restriction shall not derogate from INTEC’s rights under its Patents and shall not in any manner be interpreted as a grant of right or license to Manufacture other Accordion Pills than Product. The terms of this Agreement shall be treated as Confidential Information as defined under the confidentiality agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

ARTICLE IX INTELLECTUAL PROPERTY

9.01	INTEC shall own all Intellectual Property generated during such Project which directly relates to the Intec Technology and/or medical use/s thereof, including INTEC’s Intellectual Property covering the manufacturing process of the Accordion Pill, and any improvements thereto.

9.02	LTS shall own all Intellectual Property directly related to the LTS Technology.

9.03	(i) Any Intellectual Property generated during such Project which directly relates to the preparation of thin films which are introduced into (i.e. manufacturing process taking place outside of) the Accordion Pill Production Line, or any similar machine being used in the Project, and (ii) any other results and Intellectual Property generated during such Project which are not included in 9.01 or 9.02 and relate to the manufacturing processes, including web converting methods, which are of general applicability and may be used to produce products other than the Accordion Pill, shall be jointly owned by both Parties. Each Party can use this joint Intellectual Property on a royalty free basis and without the need for the other Party’s prior consent (the “License”).

9.04	In case of LTS, such joint Intellectual Property may be used by LTS outside of this collaboration for any products except for Product or other Accordion Pills as long as the Parties exclusively cooperate with regard to the manufacturing of the Product or while LTS remains subject to the restrictions set forth in Section 10.1 hereunder.

9.05	For avoidance of doubt, such License does not grant the right to use either Party’s solely owned Intellectual Property and confidential know-how, including the Intellectual Property set forth in Sections 9.01 and 9.02 for any other projects with third parties.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Article X Future Rights

10.01	LTS shall not have the right to manufacture the Product or any of its components (including, for clarity, any other Accordion Pill) to any third party without the prior written consent from INTEC until the later of: (i) [***] or (ii) for as long as [***] continues, provided however that expiration of such contractual restriction shall not derogate from INTEC’s rights under its Intellectual Property and shall not in any manner be interpreted as a grant of right or license to manufacture Products or Accordion Pills.

Article XI Liability and Indemnification

11.01	Supply of Samples

All deliveries of samples and Clinical Samples of Product shall be made [***].

11.02	Replacement

LTS will replace Defective Product at [***]. Such replacement shall be subject to INTEC (i) providing sufficient evidence of appropriate and correct storage at all times after Product has been delivered by LTS (ii) providing notice specifying the nature of the defect and the Product lot number of claimed Defective Product in the time period set forth hereunder but not later than [***] after shipment. Should INTEC reject any Defective Product, INTEC shall deliver to LTS written notice of rejection within [***] after receipt by INTEC of the applicable shipment or, in case of hidden defects within [***] after INTEC has taken notice of the defect. LTS shall have the right to examine any claimed Defective Product before any such claim is honoured.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.03	Product Liability

11.03.1	In addition, LTS shall hold INTEC harmless [***] from any claim, cost, expense and damage arising out of the use of Defective Product (“Claims”) supplied by LTS to INTEC for clinical trials to the extent that:

(i)	INTEC (and/or its designated clinical research organization) acts in accordance with applicable laws and standards, such as GCP and the Helsinki Declaration;

(ii)	the aforementioned claim, expense, damage or injury is not caused by the API supplied by INTEC to LTS for the manufacture of Product and/or Clinical Samples according to Section 5.01.

A certificate of LTS’ current product liability insurance is attached hereto as Annex 4. LTS shall employ its Commercially Reasonable Efforts to maintain an insurance coverage similar to the coverage set forth in Annex 4.

11.03.2	INTEC shall bear all of the risk, cost and expenses related to the use of Product (incl. Clinical Samples) and shall be fully liable and shall indemnify and hold harmless LTS from any damage, claims, costs and expenses (including reasonable attorney’s fees) arising out of claims resulting from damage or injury to itself and its employees and any third party, for which LTS is not liable according to this Section 0.

11.03.3	The restrictions on LTS’ liability shall not apply in the event of LTS’ willful misconduct.

11.04	Volunteer Insurance

INTEC shall maintain adequate clinical trial insurance coverage of at least an amount as required by applicable laws and as reasonable and customary in the pharmaceutical industry considering the nature and extent of the clinical trials in question for any clinical trial conducted by INTEC with the Product.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.05	Acknowledgement

INTEC acknowledges that the development of the manufacturing process by LTS is dependent on the quality of INTEC’s design of Product.

11.06	No Indirect, Punitive or Exemplary Damages

Neither Party shall be liable for indirect, special or consequential damages, lost profits and/or punitive damages, provided however, that this shall not limit the indemnification obligations for third party claims as set forth in Article XI. This exclusion of liability does not apply if such agreement would be invalidated by stringent law as it may be the case of intentional misconduct or willful default.

11.07	No warranty

Each of the Parties acknowledges that the work to be performed hereunder is developmental and that nothing in this Agreement may or shall be construed as a guarantee, representation or warranty, express or implied that the DEVELOPMENT ACTIVITIES will be successfully PERFORMED,ACHIEVED within a certain period of time, fit for a particular use, ARE feasible of being manufactured, free from any third party’s intellectual property rights, protected by patents of the Parties or marketable, nor that Inventions are patentable.

Article XII Term and Termination

12.01	Term

This Agreement shall remain in effect until terminated in accordance with this Article XII or upon termination of the Manufacturing Agreement.

12.02	Either Party hereto shall have the right in its discretion to terminate this Agreement at once by written notice to the other Party in the event that the other Party by voluntary or involuntary action goes into liquidation or receivership; or dissolves or files a petition for bankruptcy or reorganization or for suspension of payments or is adjudicated a bankrupt, becomes insolvent or assigns or makes any composition of its assets for the benefit of creditors; or

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

12.03	If either Party shall be in default of any of its material obligations under this Agreement, the non-defaulting Party shall give the defaulting Party written notice of such default, upon which the defaulting Party shall have ninety (90) days to cure such default and/or establish that no default has occurred and/or in the event such default is incapable of cure by employing Commercially Reasonable Efforts within such ninety (90) days period to commence appropriate action to cure such default by employing Commercially Reasonable Efforts. In the event that a default remains uncured and/or the defaulting Party has not established that a default has not occurred and/or in case the default was incapable of cure within such ninety (90) days by using Commercially Reasonable Efforts the defaulting Party did not commence appropriate action to cure such default by employing Commercially Reasonable Efforts after ninety (90) days have elapsed, the non-defaulting Party may declare this Agreement terminated by written notice to the defaulting Party.

12.04	INTEC shall have the right to terminate this Agreement by three (3) months written notice in case of a change of control of LTS subject to the following provisions:

(i)	INTEC shall without undue delay and in no event later than twenty (20) Business Days after having been informed by LTS of an existing or upcoming event of change of control with respect to LTS notify LTS of its intention to terminate the Agreement.

(aa)	If prior to or during a period of twenty (20) Business Days following receipt by LTS of INTEC’s notification pursuant to sub clause (i) or any other term agreed by the Parties in writing (“Grace Period”), LTS delivers to INTEC a written undertaking of the new shareholder stating that even after the change of control LTS commits itself to fulfill its obligations under the Agreement then INTEC shall not exercise the termination right under this Section 12.05.

(bb)	If the event that LTS does not deliver to INTEC the shareholder undertaking within the Grace Period then INTEC shall be free to exercise the termination right under this Section 12.05. The termination right must be exercised within twenty (20) Business Days after the lapse of the Grace Period.

(ii)	Unless otherwise agreed between the Parties in writing, any failure by INTEC to comply with any notification requirement within the notice period set forth in this Section 12.05 shall operate as a waiver by INTEC of its termination right hereunder.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

12.05	INTEC shall have the right to terminate this Agreement or to revoke INTEC’s obligation to engage LTS on an exclusive basis, by [***] written notice in case INTEC consummates a change of control or if INTEC sells or licenses the Product to a third party in the framework of a Commercial License (as defined below) and such third party (licensee or acquirer) decides to not have the Product manufactured by LTS (or not to have it manufactured exclusively by LTS), provided that the effective date of termination or the end of exclusive basis in such event may not be prior to [***] from the Product’s commercial launch.

“Commercial License” means a license permitting licensee to market and sell the Product in consideration for defined license fees and compensation (i.e. excluding licenses granted in connection with feasibility, evaluation, collaboration, contracting or similar agreements). For clarity, if the relevant agreement between the parties includes a preliminary option, e.g. feasibility or similar phase, the Commercial License will be deemed executed for the purpose hereof only upon the entering into effect of the Commercial License within such agreement, i.e. the permission to market and sell as defined above. INTEC shall notify LTS in writing within twenty (20) Business days about the execution of or the entering into effect of the change of control or the Commercial License whatever the case may be.

The termination right (as opposed to the right to revoke the exclusivity) must be exercised within six (6) months following the consummation of a charge of control or the execution of or the entering into effect of the Commercial License (whatever the case may be).

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

12.06	Surviving Rights

Neither cancellation nor termination of this Agreement nor the execution of a Manufacturing Agreement shall relieve the Parties of their obligations as to Confidentiality (Article VIII), Intellectual Property (Art. IX) and Liability and Indemnification (Art. XI).

Article XIII Miscellaneous Provisions

13.01	No Waiver

No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise or any other right, power or privilege.

13.02	ASSIGNMENT

This Agreement shall not be assignable by either Party hereto, in whole or in part, in fact or by operation of law, without the prior written consent of the other Party, provided that each Party may assign its rights to an acquirer acquiring all or substantially all of its assets or all of the Product assets, provided that such acquirer shall agree in writing to be bound to the other Party by all of the terms of this Agreement.

13.03	Involvement of Third Parties by LTS

13.03.1	LTS may have certain of its tasks or duties performed by one of its Affiliates, or, after written authorization of INTEC by a third party under obligation of confidentiality, if same is necessary for the timely performance of the Development Activities, however, LTS shall remain solely responsible for the performance of the Development Activities in accordance with the terms hereof. LTS warrants that any tasks performed by an Affiliate shall fully comply with any applicable regulation relating to the manufacture of the Product and that such performance by the Affiliate shall in no way delay or interfere with any applicable regulatory filing or approval required for the Product unless otherwise agreed upon between the Parties. If LTS chooses to have certain of its tasks or duties performed by one of its Affiliates or a third party according to the foregoing or if the Parties determine that the Product shall be manufactured in the facilities of LTS’ Affiliates, then all licenses and rights in favor of LTS hereunder shall be deemed to be granted to such LTS’ Affiliate or such third party for the period during which it is performing LTS’ tasks or duties or is manufacturing the Product.

13.03.2	With the written authorization of INTEC, which shall not be unreasonable withheld, LTS may assign all of its rights, obligations and interests to a third party under obligations of confidentiality.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.04	Involvement of Third Parties by INTEC

INTEC may have certain of its tasks or duties performed by a third party

(a)	upon prior written authorization of LTS which shall not be unreasonably withheld, and

(b)	under an obligation of confidentiality no less stringent than provided for in this Agreement or in case such third party carries out its services on LTS’ premises under the obligation to execute a confidentiality agreement directly with LTS.

13.05	No Agency

Nothing in this Agreement shall be construed as an authorization for a Party to act as an agent for another.

13.06	Force Majeure

Neither Party shall be held responsible or shall be considered in default or liable to the other Party for, nor shall this Agreement be terminated as a result of any delay or failure to perform any of its obligations hereunder, if such delay or failure results from circumstances beyond the control of such Party, including requisition by any authority, the effect of any statute, ordinance or governmental order or regulation, war, rebellion, terrorist action, insurrection, civil commotion, riot, strike, lockout, labor disturbance, epidemic, disease, act of God, civil commotion, explosion, fire, earthquake, storm, accident, failure of public utilities, common carriers or suppliers or the like, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable. The Parties shall use Commercially Reasonable Efforts to remove any such cause and shall resume performance under this Agreement as soon as feasible whenever such cause is removed; provided, however, that the foregoing shall not be construed to require either Party to settle any dispute with any third party, to commence, continue or settle any litigation, or to incur any unusual or extraordinary expense.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.07	Choice of Law and Jurisdiction

This Agreement shall be exclusively governed by the laws of Switzerland. The Parties shall make all reasonable efforts to amicably resolve any disputes which may arise out of or relating to the application of this Agreement. In the event that the Parties fail to so resolve any dispute, then the dispute shall be finally settled by binding arbitration before a panel of three arbitrators und the rules of Conciliation and Arbitration of the International Chamber of Commerce (ICC). Any arbitration pursuant to this Agreement shall be conducted in the English language and shall be held Zurich, Switzerland. The decisions of the arbitrators shall be rendered to the Parties in writing, and shall be final and binding. The costs and expenses of the arbitrators shall be borne equally by the parties, but each Party shall bear its own expenses incurred in the proceedings. The arbitrators shall have no authority to award punitive damages.

13.08	No Jury Trial

THE UNDERSIGNED PARTIES ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND AFTER CONSULTING WITH COUNSEL, EITHER PARTY MAY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT AND ANY AGREEMENT CONNECTED THERETO.

13.09	Notices

Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail, or commercial delivery service, postage prepaid. Unless otherwise specified in writing, the mailing addresses of the Parties shall be as described above.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.10	Official Language

English shall be the language employed in all amendments to this Agreement, further agreements relating to the subject matter and all correspondence and other communication and documentation by the technical working group.

13.11	Severability

The provisions of this Agreement shall be deemed severable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement and shall be replaced by provisions that are economically similar; provided that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of the whole Agreement to either Party, that Party may cancel and terminate this Agreement by giving written notice to the other Party.

13.12	Amendment

This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties.

13.13	Entire Agreement

This Agreement, including the Appendices attached hereto, constitutes and contains the complete, final and exclusive undertaking and agreement of LTS and INTEC hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties regarding the subject matter hereof.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

LTS LOHMANN Therapie-Systeme AG	INTEC PHARMA Ltd.

/s/ Klaudia Haczkiewicz /s/ Tim Ohnemueller	/s/ Walt A. Linscott
(Signature)	(Signature)

Head of Business Development General Counsel	Walt A. Linscott, Chief Business Officer
(Name, Title)	(Name, Title)

Andernach, December 21, 2018	Jerusalem, December 21, 2019
(Place, Date)	(Place, Date)

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

List of Annexes

ANNEX 1	Development Plan

ANNEX 2	LTS Equipment and Payment Schedule

ANNEX 3	Confidentiality Agreement May 13, 2016 as amended

ANNEX 4	Certificate of LTS Product Liability Insurance

ANNEX 5	API Specifications

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Annex 1

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Annex 2

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Annex 3

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Annex 4

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Annex 5

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.